BILL OF SALE, ASSIGNMENT AND ASSUMPTION

        THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION (the "Agreement") is executed this ____ day of October, 2002, by and between GLOBAL CASINOS, INC., a Utah corporation ("Assignor"), and CASINOS, U.S.A., INC., a Colorado corporation ("Assignee").

RECITALS

        A.        Assignee is a wholly-owned subsidiary of Assignor and is the owner of the Bull Durham Saloon and Casino located in Black Hawk, Colorado (the "Bull Durham").

        B.        The Bull Durham has operated as a limited-stakes gaming casino under a gaming license issued to and held by Assignor. As a gaming licensee, Assignor has acquired gaming devices for use in the Bull Durham, together with associated debt to IGT, Aristocrat and others.

        C.        The Colorado Gaming Commission has conditionally approved the issuance of a gaming license to Assignee. By virtue of the transfer of the gaming license from Assignor to Assignee, ownership of the gaming devices used in connection with the operations of the Bull Durham should be transferred to Assignee, subject to associated debt, which is herein identified and agreed to be assumed under the terms of this Agreement..

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, the receipt and sufficiency whereof are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

        1.        Bill of Sale and Assignment. Effective upon the issuance by the Colorado Division of Gaming of a retailer gaming license to the Assignee covering the operations of the Bull Durham, Assignor, for itself, its successors and assigns, hereby sells, assigns, transfers, conveys and delivers to Assignee all of the right, title and interest of Assignor in and to all of the gaming devices used in connection with the operations of the Bull Durham and listed and identified in Exhibit  "A" attached hereto (hereafter collectively the "Assets"), which are now used in connection with the operations of the Bull Durham. Assignor warrants that it has good right and authority to sell and assign the Assets and that the Assets are free and clear of any liens and encumbrances, except the liens or encumbrances identified in Exhibit "B" attached hereto. The Assets are sold and assigned "As-Is and Where-Is," and Assignor makes no representations, either express or implied, as to the quality, condition or fitness for particular uses of any of the Assets; however, this assignment is made with full substitution and subrogation of Assignee in and to all covenants and warranties by others heretofore made or given with respect to the quality, condition or fitness for particular purpose of any of the assets.

        2.        Assumption of Debt. Assignee hereby accepts the foregoing sale, assignment and transfer of the Assets and hereby agrees to assume and pay the all obligations and liabilities listed and identified on Exhibit "B" attached heretoassociated with or related to the purchase, acquisition, ownership and maintenance of the Assets including, without limitation, all obligations and liabilities due and owing to IGT and Aristocrat, existing as of the date hereof (the "Liabilities").

        3.        As part of this assumption, Assignee agrees to indemnify, defend and hold harmless Assignor, and its affiliates, agents, successors and assigns, from and against the Liabilities and any costs and expenses of any nature whatsoever which arise from relate to the Liabilities.

        4.        Cooperation and Further Assurances. Assignor, for itself, its successors and assigns, hereby agrees to execute and deliver to Assignee, without cost to Assignee, any and all further documents of conveyance, agreements, assignments, transfers or other undertakings which Assignee may request and which may be necessary to effect and consummate the conveyances herewith contained and the agreements and undertakings more fully set forth herein.

        5.        This Agreement shall be binding upon the parties hereto, their successors and assigns.

        IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

ASSIGNOR:	GLOBAL CASINOS, INC. a Utah corporation
By: /s/ Frank L. Jennings Frank L. Jennings, President
ASSIGNEE:	CASINOS, U.S.A., INC. a Colorado corporation
By: /s/ Frank L. Jennings Frank L. Jennings, President